UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TECHNOLOGY PUBLISHING, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

1404 – 510 West Hastings Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 1L8 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-153868 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-153868, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
3.2	Bylaws (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
3.3

Certificate of Change filed with the Secretary of State of Nevada on September 9, 2009 and which is effective September 28, 2009 (incorporated by reference from our current report on Form 8-K filed on September 24, 2009)

3.4	Certificate of Correction filed with the Secretary of State of Nevada on September 23, 2009 (incorporated by reference from our current report on Form 8-K filed on September 24, 2009)
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.1	Share Purchase Agreement with Slawek Kajko dated June 1, 2007 (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.2	Promissory Note dated June 1, 2007 issued to Slawek Kajko by our company (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.3	Subscription Agreement dated March 19, 2007 with Slawek Kajko (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.4	Subscription Agreement dated June 1, 2007 with Slawek Kajko (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.5	Subscription Agreement dated June 15, 2007 with Edward Dere (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
10.6

Form of Subscription Agreement used in a private placement offering that closed on July 25, 2007 between our company and 32 investors (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)

21	Subsidiary of Technology Publishing, Inc.: Westside Publishing Ltd., an Ontario corporation (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)
23.1	Consent of Manning Elliott LLP, Chartered Accountants (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)

23.2	Consent of Clark Wilson LLP (included in exhibit 5.1) (incorporated by reference from our registration statement on Form S-1/A filed on October 10, 2008)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TECHNOLOGY PUBLISHING, INC.

/s/ Mark Sampson

By: Mark Sampson

President, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: October 8, 2009

CW2914840.1